As filed with the Securities and Exchange Commission on June 20, 2005

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TELEFONAKTIEBOLAGET LM ERICSSON

(Exact Name of Registrant as Specified in Its Charter)

LM ERICSSON TELEPHONE COMPANY

(Translation of Registrant’s Name into English)

Kingdom of Sweden	Telefonplan, SE-126 25 Stockholm, Sweden	N.A.
(State or Other Jurisdiction of Incorporation or Organization)	(Address of Principal Executive Offices Including Zip Code)	(I.R.S. Employer Identification Number)

ERICSSON INC. STOCK PURCHASE PLAN

(Full Title of the Plan)

Ericsson Inc.

Vice President Legal Affairs

6300 Legacy Drive

Plano, Texas 75024

(Name and Address of Agent For Service)

(972) 583-0000

(Telephone Number, Including Area Code, of Agent For Service)

Copy to:

David Sirignano

Morgan, Lewis & Bockius LLP

1111 Pennsylvania Ave, NW

Washington, DC 20004

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
B Shares of Telefonaktiebolaget LM Ericsson, Nominal value Swedish Kronor 1.00 each (“Shares”)	5,000,000	$3.14	$15,700,000	$1,847.89

(1)	Plus such additional Shares as may be required pursuant to the employee benefit plan in the event of a stock split, stock dividend, recapitalization, reorganization, merger, consolidation or similar event.
(2)	Estimated solely for the purposes of calculating the registration fee. Pursuant to Rule 457(h), the Proposed Maximum Aggregate Offering Price Per Share is based on the average of the high and low price per ADS (traded under the symbol “ERICY”) on the NASDAQ National Market System (“NASDAQ”) on June 14, 2005. Because each ADS represents ten Shares, the prices of the ADS on NASDAQ has been divided by ten to determine the price of a Share.

INTRODUCTION

This Registration Statement on Form S-8 is filed by Telefonaktiebolaget LM Ericsson, a limited liability company under the Swedish Companies Act (the “Company”), relating to a total of 5,000,000 B shares to be made available through Treasury shares to eligible employees of Ericsson Inc., a wholly-owned subsidiary of the Company, pursuant to the terms of the Ericsson Inc. Stock Purchase Plan (the “Plan”).

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information requested in Part I of this Registration Statement is included in the prospectus for the Plan, which the Company has excluded from this Registration Statement in accordance with the instructions to Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents that the Company has previously filed with the Securities and Exchange Commission (the “Commission”) are hereby incorporated by reference into this Registration Statement:

1.	The Company’s annual report on Form 20-F filed on March 23, 2005 pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

2.	All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by Company’s latest annual report referred to in 1. above; and

3.	The description of the B shares, contained in Amendment No. 3 to the Company’s Registration Statement on Form F-3, dated August 5, 2002, which contains a description of the Shares registered under Section 12 of the Exchange Act, except to the extent that such description has been superseded by the descriptions in “Item 9, The Offer and Listing” of the Form 20-F described in, and incorporated by reference by, paragraph 1 above.

All reports and other documents that the Company subsequently files with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all of the securities offered under this Registration Statement have been purchased or which deregisters the securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement from the date that the Company files such report or document. Any statement contained in this Registration Statement or any report or document incorporated into this Registration Statement by reference, however, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in a subsequently dated report or document that is also considered part of this Registration Statement, or in any amendment to this Registration Statement, is inconsistent with such prior statement.

Item 4. Description of Securities.

Inapplicable.

Item 5. Interests of Named Experts and Counsel.

Inapplicable.

Item 6. Indemnification of Directors and Officers.

The Company has provided liability insurance coverage for each director and officer for certain losses arising from claims or charges made against them while acting in their capacity as directors and officers of the Company.

Item 7. Exemption from Registration Claimed.

Inapplicable.

Item 8. Exhibits.

Exhibit No.	Description
4.1	Ericsson Inc. Stock Purchase Plan

4.2	Articles of Association of Telefonaktiebolaget LM Ericsson, Stockholm (Org. #556016-0680) dated August 2004 (incorporated by reference to Exhibit 4.2 of the Company’s Form S-8 filed February 14, 2005 (File No. 333-122785))

4.3	Specimen certificate representing Non-restricted B Shares of LM Ericsson (incorporated by reference to Exhibit 4.1 of the Company’s Registration Statement on Form F-1 (File No. 2-82969))

4.4	Form of certificate representing ADRs of LM Ericsson (incorporated by reference to Exhibit A of Amendment No. 1 to the Company’s Registration Statement on Form F-6 (File No. 2-82998))

23.1	Consent of PricewaterhouseCoopers AB

24.1	Power of Attorney (included as part of signature page)

Item 9. Undertakings.

A. The undersigned Company hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act,

(ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement, and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement, provided, however, that clauses (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer, or controlling person of the Company in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Kingdom of Sweden, on this 20th day of June, 2005.

TELEFONAKTIEBOLAGET LM ERICSSON (publ)

By:	/S/ KARL-HENRIK SUNDSTRÖM	By:	/S/ CARL OLOF BLOMQVIST
Name:	Karl-Henrik Sundström	Name:	Carl Olof Blomqvist
Title:	Chief Financial Officer	Title:	General Counsel

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated. Each of the directors and/or officers of the Company whose signature appears below hereby appoints Karl-Henrik Sundström and Carl Olof Blomqvist, and each of them severally as his or her attorney-in-fact and agent, each with full power of substitution, for him or her and in his or her name, place and stead, to sign his or her name and on his or her behalf, in any and all capacities stated below, and to file with the Commission any and all amendments (including post-effective amendments) and supplements to this Registration Statement as appropriate, and to file the same, with all exhibits thereto, and other documents in connection therewith, and generally to do all such things in their behalf in their capacities as officers and directors to enable the Company to comply with the provisions of the Securities Act, and all requirements of the Commission.

Name and Signature	Title	Date
/S/ MICHAEL TRESCHOW Michael Treschow	Chairman of the Board	June 20, 2005

/S/ ARNE MÅRTENSSON Arne Mårtensson	Deputy Chairman of the Board and Director	June 20, 2005

/S/ MARCUS WALLENBERG Marcus Wallenberg	Deputy Chairman of the Board and Director	June 20, 2005

/s/ Carl-HENRIC Svanberg Carl-Henric Svanberg	President, CEO and Director (Principal Executive Officer)	June 20, 2005

/s/ Karl-HENRIK Sundström Karl-Henrik Sundström	Chief Financial Officer (Principal Financial Officer)	June 20, 2005

/s/ Eva-BRITT Allenius Eva-Britt Allenius	Chief Accounting Officer (Principal Accounting Officer)	June 20, 2005

/S/ SIR PETER BONFIELD Sir Peter Bonfield	Director	June 20, 2005

/s/ NANCY MCKINSTRY Nancy McKinstry	Director	June 20, 2005

/s/ Sverker Martin-LÖF Sverker Martin-Löf	Director	June 20, 2005

/S/ ULF J JOHANSSON Ulf J Johansson	Director	June 20, 2005

/S/ ECKHARD PFEIFFER Eckhard Pfeiffer	Director	June 20, 2005

/S/ JAN HEDLUND Jan Hedlund	Employee Representative and Director	June 20, 2005

/S/ PER LINDH Per Lindh	Employee Representative and Director	June 20, 2005

/S/ TORBJÖRN NYMAN Torbjörn Nyman	Employee Representative and Director	June 20, 2005

/S/ MONICA BERGSTRÖM Monica Bergström	Deputy Employee Representative and Director	20 June, 2005

/S/ ANNA GULDSTRAND Anna Guldstrand	Deputy Employee Representative and Director	20 June, 2005

/S/ ARNE LÖFVING Arne Löfving	Deputy Employee Representative and Director	20 June, 2005

EXHIBIT INDEX

Exhibit No.	Description
4.1	Ericsson Inc. Stock Purchase Plan

4.2	Articles of Association of Telefonaktiebolaget LM Ericsson, Stockholm (Org. #556016-0680) dated August 2004 (incorporated by reference to Exhibit 4.2 of the Company’s Form S-8 filed February 14, 2005 (File No. 333-122785))

4.3	Specimen certificate representing Non-restricted B Shares of LM Ericsson (incorporated by reference to Exhibit 4.1 of the Company’s Registration Statement on Form F-1 (File No. 2-82969)).

4.4	Form of certificate representing ADRs of LM Ericsson (incorporated by reference to Exhibit A of Amendment No. 1 to the Company’s Registration Statement on Form F-6 (File No. 2-82998)).

23.1	Consent of PricewaterhouseCoopers AB

24.1	Power of Attorney (included as part of signature page)

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Form S-8, this registration statement has been signed below by the undersigned as the duly authorized representative of Telefonaktiebolaget LM Ericsson in the United States on this 20th day of June, 2005.

By:	/S/ JOHN MOORE
Name:	John Moore
Title:	Vice President and General Counsel
Ericsson Inc.